                                VOTING TRUST AGREEMENT


     THIS VOTING TRUST AGREEMENT (the "Agreement"), dated as of March 12, 1998, by and between Enron Communications Group, Inc., a stockholder of Rhythms NetConnections Inc., a Delaware corporation (the "Company") (together with transferees of voting trust certificates subsequently agreeing to be bound by this Agreement, collectively referred to herein as the "Beneficiaries" or individually as the "Beneficiary"), and the Company, as voting trustee (with any successor to him as voting trustee, referred to herein as the "Trustee").

     WHEREAS, the Beneficiary owns or may in the future own shares of Series B Preferred Stock, $0.001 par value ("Series B Preferred"), of the Company in the amount set forth opposite its name on SCHEDULE A;

     WHEREAS, the Beneficiary believes it is in its best interests and in the best interests of the Company to transfer to the Trustee in trust for the purpose of voting in elections on matters as described herein all of the shares of Series B Preferred Stock of the Company either presently owned by it or hereafter acquired by it by any means (all such shares to be collectively referred to herein as "Shares"); and

     WHEREAS, the Beneficiary desires to empower the Trustee to vote the Shares owned by it in trust for it for the purpose of voting on stockholder matters as described herein for the term of this Agreement in the following manner.

     NOW, THEREFORE, in consideration of the foregoing and of the agreements contained herein, and in consideration of the transfer in trust to Trustee of the Shares, it is hereby agreed:

     1. APPOINTMENT OF TRUSTEE. The Beneficiary hereby appoints the Trustee to serve as trustee of the Rhythms NetConnections Inc. Voting Trust, the trust established by this Agreement (the "Trust") and the Trustee hereby accepts such appointment and agrees to act as trustee of the Trust in accordance with the terms of this Agreement.

     2.   DEPOSIT OF STOCK AND ISSUANCE OF VOTING CERTIFICATES.

          (a) The Beneficiary shall forthwith deliver to the Trustee certificates for all Shares now owned by it, and will deliver to the Trustee certificates for all Shares hereafter acquired by it by any means, immediately upon becoming the owner thereof, duly endorsed for transfer or accompanied by duly executed instruments of transfer. Promptly upon receipt of such certificates, the Trustee shall cause such Shares to be transferred and registered in the stock records of the Company in the name of "Trustee of the Rhythms NetConnections Inc. Voting Trust" or a nominee name designated by him, and shall cause the new share certificates to bear a legend stating that the Shares evidenced thereby (the "Trustee Shares") are subject to the terms of this Agreement.

          (b) The Trustee shall issue and deliver to the Beneficiary a Voting Trust Certificate (a "Certificate") in respect of the number and type of Shares transferred to and held of record by the Trustee for the benefit of the Beneficiary under this Agreement, in the form of EXHIBIT A hereto (except that the Trustee may affix to a Certificate any restrictive legend borne by the certificates for Shares in respect of which Shares the Certificate is issued). Such Certificates shall be signed by the Trustee.

     3.   TRUSTEE'S POWERS AND DUTIES.

          (a) STOCKHOLDER MATTERS. The Trustee shall vote the Trustee Shares as follows:

               (i) VOTE OF THE SERIES B PREFERRED. Except as provided in subsection (ii) below, with respect to any proposal submitted for stockholder vote (a "Stockholder Proposal") including without limitation any matters on which the Preferred Stock or Series B Preferred Stock has class or series voting rights (including without limitation a proposed Corporate Transaction (defined below) to the extent such Corporate Transaction is submitted for a stockholder vote), the Trustee shall vote the Trustee's Shares for or against such Stockholder Proposal, in the same proportion as a majority of the then outstanding shares of Series A Preferred, voting as a separate class (the "Series A Majority"), are voted or abstain. For purposes of this subsection
(i), a Corporate Transaction shall mean (A) any consolidation or merger reorganization with or into any other corporation or corporations (including without limitation a merger or consolidation as contemplated under Subchapter IX of the Delaware General Corporation Law), or the effectuation of a transaction in which more than 50% of the voting power is disposed of, or a sale, conveyance or disposition of all or substantially all of the Company's assets, (B) a corporate partnering or similar transaction, (C) any subsequent equity financings of the Company including without limitation the creation of any new class or series of stock or any other securities convertible into equity securities of the corporation having a preference over, or being on parity with, the Series A Preferred Stock or Series B Preferred Stock with respect to voting, dividends or upon liquidation or (D) any amendment to the Company's Restated Certificate of Incorporation as it may be amended from time to time.

               (ii) OTHER STOCKHOLDER MATTERS. Notwithstanding subsection (i) above, with respect to any proposal submitted for stockholder vote that meets the criteria set forth in Article IV, Sections B(4)(b) or (5)(a) of the Restated Certificate of Incorporation, the Trustee shall vote the Trustee's Shares in the manner directed (whether for, against or to abstain) by the Beneficiary hereunder for whom the Trustee Shares are held.

          (b) NOTICE TO BENEFICIARIES. With respect to any proposal submitted for stockholder vote or written consent of which the Trustee receives notice, the Trustee shall give written notice thereof, including a copy of any such notice received by Trustee and any other written material addressing such proposal provided to stockholders or to Trustee, to the record holders of Certificates (as of the record date applicable to the Trustee for Shares as to such vote) promptly upon receipt thereof by Trustee. For all matters covered by
Section 3(a)(ii) above, the Trustee shall request instructions from such holders as soon as reasonably possible, but not later than ten (10) days prior to the date such vote is required; provided, however, that if the Trustee does not receive notice prior to ten (10) days before such vote is due, the Trustee shall provide notice as soon as reasonably possible as to the manner in which the Trustee Shares in which they respectively have beneficial interests should be voted. Each record holder of Certificates shall "vote" such beneficial interests for such matters by returning written instructions to the Trustee, who shall vote the shares in accordance with such instructions. For all matters covered by Section 3(a)(i) above, the Trustee shall request from the Company and the Company shall provide to Trustee on the day prior to the deadline for voting, the percentage of the Series A Preferred Stock voting on the proposal and the percentage of those voting that voted in favor of the proposal, against the proposal, or that abstained with respect to the proposal. The Trustee shall vote the Shares in the same percentage as the Series A Preferred Stock and in the same percentage for, against and abstain as the vote of the Series A Preferred Stock.

          (c) SALES. The Trustee shall have no authority to sell or otherwise dispose of or to pledge, encumber or hypothecate, any of the Trustee Shares.

     4. DIVIDENDS AND DISTRIBUTIONS. Upon the declaration of any dividends or the payment of any other distribution of the Company with respect to Trustee Shares held for the Beneficiary other than pro rata distributions of additional voting shares of the Company, the Trustee shall distribute or cause all such dividends and distributions to be distributed by the Company to the Beneficiary. In the event of dissolution or liquidation of the Company during the term of this Agreement in such manner as to entitle the holders of shares to liquidating dividends in respect thereof, the Trustee shall distribute or cause all such liquidating dividends with respect to the Trustee Shares to be distributed by the Company to the Beneficiary.

     5.   THE TRUSTEE.

          (a) TRUSTEE AS BENEFICIARY OR AFFILIATE. Any Trustee and any firm or corporation of which such Trustee may be a member, agent, partner or employee and any corporation, trust, or association of which such Trustee may be a trustee, stockholder, director, officer, agent, or employee may contract with or be or become pecuniarily interested, directly or indirectly, in any matter or transaction to which the Company or any subsidiary or controlled or affiliated corporation may be a party or in which it may be concerned, as fully and freely as though such Trustee were not a Trustee hereunder. The Trustee may act as an agent, employee, director and/or officer of the Company or of any such subsidiary or controlled or affiliated corporation and, subject to the terms of this Agreement, may vote the Trustee Shares in favor of matters in which the Trustee or his affiliates are interested.

          (b) SUCCESSOR TRUSTEES. The Trustee may resign by giving notice of resignation to the Company and to the Beneficiary. Any successor Trustee shall enjoy all the rights, powers, interests, and immunities of the Trustee as originally constituted, and the title to the Trustee Shares of any Trustee who may resign or be removed or become incapacitated (by death, disability or otherwise) to act shall, upon such resignation or removal or incapacity, vest in the successor Trustee. In the event of the removal, resignation, or incapacity to act of any Trustee, a successor shall be appointed by the Beneficiary, which is reasonably acceptable to the Company. If, within 45 days following such removal, resignation or incapacity of the Trustee the Beneficiary has not appointed a successor, a successor shall be appointed by a majority vote of the Series A Preferred Stock and Series B Preferred Stock voting as a single class. The Beneficiary may remove any Trustee with cause by written notice to the Trustee and Board of Directors of the Company. In addition, a majority of the Board of Directors of the Company may determine that any Trustee has become incapacitated to act or may remove any Trustee for cause, in either case by written consents. Notwithstanding any change in the Trustee, the Certificates for Trustee Shares may be (i) voted and/or (ii) endorsed and transferred, by any successor Trustee with the same effect as if voted, endorsed and transferred by the former Trustee. The Trustee is authorized and empowered to cause any further transfer of said shares to be made which may be necessary through the occurrence of any change of person acting as Trustee hereunder.

          (c) RELATIONSHIP OF PARTIES. The Trust created by this Agreement is not intended to be, and shall not be deemed to be, and shall not be treated as a general partnership, limited partnership, joint venture, corporation, or joint stock company or association. The relationship of the Beneficiary to the Trustee shall be solely that of beneficiary of the Trust created by this Agreement and its rights shall be limited to those conferred upon it by this Agreement.

          (d) CONSULTATION WITH OUTSIDE ADVISORS. The Trustee may consult with legal counsel, which may be counsel to the Company or any of its affiliates or any of its or its affiliates' officers, directors or partners.

          (e) LIABILITY. In voting on all matters which may come before any meeting of stockholders of the Company the Trustee shall vote the Trustee Shares in the manner prescribed by this Agreement, and it is understood that the Trustee shall not incur responsibility by reason of any error of judgment or of law or by any matter or thing done or omitted under this Agreement, except for his own individual gross negligence or willful misconduct. No Trustee shall be liable in any event for acts or defaults of any other Trustee or for acts or defaults of any employee, agent, proxy, or attorney in fact of any other Trustee. The Trustee shall always be protected and free from liability in acting upon any notice, request, consent, instruction, certificate, declaration, telefax, guarantee, affidavit, or other paper or document or signature reasonably believed by him to be genuine and to have been signed by the proper party or parties or by the party or parties purporting to have signed the same.

          (f) TRUSTEE'S INDEMNITY. The Company shall indemnify, defend and hold harmless the Trustee against any and all losses, damages, liabilities, obligations, claims, demands, judgments, settlements, governmental investigations, costs and expenses of any nature whatsoever, including the reasonable fees and expenses of attorneys, accountants and consultants (collectively, "Damages"), incurred in connection with or arising from the performance of his duties under this Agreement (except for his gross negligence or willful misconduct). Such indemnification shall be paid as incurred and on demand, subject to an undertaking by the Trustee to repay if it is ultimately determined that he is not entitled to such indemnification. In the event the Beneficiary shall request the Trustee to bring an action on its behalf, such party shall pay in advance all the expense of prosecuting such action and shall indemnify, defend and hold harmless the Trustee against all Damages incurred in connection with such action; the Trustee shall have no obligation to commence or proceed with such suit unless he is satisfied that all necessary monies have been paid in advance or advanced to the Trustee for this purpose.

     6. RESTRICTIONS ON TRANSFER. The Certificates shall be transferable only as provided in said Certificates and this Agreement. The Beneficiary shall be at liberty to sell, transfer or otherwise dispose of its Certificates issued hereunder; PROVIDED, that the transferee shall have agreed in writing to be bound by this Agreement as though such transferee originally executed this Agreement as a Beneficiary. All sales or transfers shall be recorded in the Certificate Book (defined in Section 10 below) and any proper sale or transfer made of any Certificate shall vest in the purchaser or transferee all rights of the transferror and shall subject the purchaser or transferee to the same limitations as those imposed on the transferror by the terms of the Certificate so transferred, and by this Agreement. Upon any such transfer, following execution of an agreement to be bound by this Agreement by a purchaser or transferee and upon surrender to the Trustee of any Certificate sold or transferred, duly endorsed for transfer, the Trustee shall deliver a Certificate or Certificates to the purchaser or transferee for the beneficial interest in the number and type of Trustee Shares represented by the Certificate so sold or transferred. The Trustee shall not be required to recognize any sale or transfer of a Certificate not made in accordance with the provisions hereof unless the person or persons claiming such ownership shall have produced indicia of title satisfactory to the Trustee, and shall have deposited with the Trustee indemnity satisfactory to him, and shall have executed an agreement to be bound by this Agreement.

     7.   CONTINUANCE AND TERMINATION OF TRUST.

          (a) TERM AND TERMINATION. This Agreement shall terminate on the earlier of (i) March 11, 2008; (ii) the date of the closing of a bona fide, firmly underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock of the Company to the public (the "Qualified Public Offering"); (iii) effectuation by the Company of a transaction or series of transactions in which the Company is consolidated or merged with or into any other corporation or corporations and in which the Company is not the surviving entity (but excluding a merger or consolidation of the Company with the parent of the Company or one of the Company's majority owned subsidiaries or an entity in which more than fifty percent (50%) of the voting control is controlled by the persons or entities controlling more than fifty percent (50%) of the voting control of the Company, whether or not the Company is the surviving entity ("Excluded Merger")) or in which the Company sells all or substantially all of its assets (other than to the parent of the Company or one of the Company's majority owned subsidiaries an entity in which more than fifty percent (50%) of the voting control is controlled by the persons or entities controlling more than fifty percent (50%) of the voting control of the Company ("Excluded Sale"); or (iv) the effective date of the liquidation or dissolution of the Company (other than as a result of an Excluded Merger or Excluded Sale).
Notwithstanding the foregoing, this Agreement may (before a Qualified Public Offering has occurred) be extended to a date certain after a Qualified Public Offering by the written consent of the Beneficiary and of the Trustee (such extension not to be beyond March 11, 2008). This Agreement may be renewed and the term of the Trust extended at any time within the two (2) years prior to the expiration of the Trust for additional periods not exceeding ten (10) years from the expiration date of the Trust as originally fixed, or as last extended, by the written agreement of the Beneficiary and of the Trustee (an "Extension Agreement"), as to the Shares beneficially owned by the Beneficiary. In the event of such extension, the Trustee shall, prior to the expiration as hereinabove provided, as originally fixed, or as theretofore extended, as the case may be, file in the Executive Office (as defined below) a copy of the agreement extending the expiration date of this Agreement and thereupon the duration of this Agreement shall be extended for the period fixed by such Extension Agreement; PROVIDED, however, that no such Extension Agreement shall affect the rights or obligations of persons not parties thereto. Except as otherwise provided in this Agreement, the trust created by this Agreement is hereby expressly declared to be irrevocable.

          (b) CONSOLIDATION, EXCHANGE, RECAPITALIZATION. In the event of a consolidation, share-for-share exchange, recapitalization or other reorganization involving the Company (other than a transaction described in Section 7(a) herein), this Agreement shall be effective and shall remain in force for its full term, substituting, where appropriate, for the Shares issued in such consolidation, exchange, recapitalization or other reorganization.

          (c)  ACTIONS FOLLOWING TERMINATION.

               (i) As soon as practicable after the termination of this Agreement, the Trustee shall by formal assignment of Trustee Shares cause the Company to deliver to the Beneficiary share certificates or securities representing the number of Shares together with any other property distributed in respect of such Shares and not yet delivered to the beneficial owner, upon the surrender of such Certificates properly endorsed.

               (ii) If the Beneficiary cannot be located or fails or refuses to surrender Certificates in exchange for shares and/or other property as aforesaid, the Trustee may in his discretion deliver said shares and/or other property to the Company for the benefit of the person or persons entitled thereto. Upon any such delivery the Trustee shall be fully acquitted and discharged with respect to the delivery of said shares and/or other property.

     8. CONVERSION OF PREFERRED STOCK SUBJECT TO AGREEMENT. Upon the written request of any holder of a Certificate representing Shares of Preferred Stock and the surrender of the Certificate, the Trustee shall cause the number and type of Trustee Shares of Preferred Stock designated by the holder and underlying the Certificate to be converted into shares of Common Stock of the Company. This Agreement shall apply in its entirety as to such shares issued upon conversion. The Trustee shall issue a new Certificate in the form of EXHIBIT A hereto to such holder in respect of the beneficial interests in shares of Common Stock and, if any, the remaining unconverted shares of Preferred Stock.

     9. RECORD DATE. The Trustee shall use, as the record date for the determination of the Beneficiary entitled to receive payment of any dividend or other distribution, or any allotment of rights, or to exercise rights in respect of any other lawful action, or to vote on any matter, the record date so fixed by the Company with respect to the Shares. When a record date is so fixed, the Beneficiary of record on that date is entitled to receive the dividend, distribution, or allotment of rights, or to vote, or to exercise of the rights, as the case may be, notwithstanding any transfer of Certificates after the record date. The record date for determining Beneficiaries for any purpose other than set forth in this Section shall be at the close of business on the day on which the Trustee adopts the resolution relating thereto, or the sixtieth day prior to the date of such other action, whichever is later.

     10. INSPECTION OF RECORDS. The Trustee shall keep at 7737 South Revere Parkway, Englewood, Colorado 80112-3731, or such other address at which the Company's principal executive office may be located (the "Executive Office"), correct books of account of all his business and transactions, and a book to be known as the "Certificate Book" containing the names of all persons who are Beneficiaries, showing their places of residence, the number and type of shares represented by the Certificates held by them, and the date they became the owners thereof. This Agreement shall be open for inspection by any stockholder of the Company, a Beneficiary, or the agent of either upon the same terms as the record of stockholders of the Company is open to inspection by stockholders.

     11. LOST OR STOLEN CERTIFICATES. If a Certificate shall be lost, stolen, mutilated, or destroyed, the Trustee, in his discretion, may issue a duplicate of such Certificate upon receipt of evidence of such fact satisfactory to him, and upon receipt of an indemnity satisfactory to him, and upon receipt of the existing Certificate, if mutilated.

     12.  MISCELLANEOUS.

          (a) FILING OF AGREEMENT. The Trustee shall cause to be filed a copy of this Agreement, and every amendment (including the written consent of the Trustee as required pursuant to Section 7(a) hereof) or supplement hereto, in the registered office of the Company in the State of Delaware and at the Executive Office, which Agreement shall be open to the inspection of any stockholder of the Company or any Beneficiary of this Agreement during business hours of the Company.

          (b) SUCCESSORS AND ASSIGNS.This Agreement shall bind the Trustee and the Beneficiary hereunder and each and all of the heirs, executors, administrators, personal representatives, successors, and assigns thereof, and shall inure to the benefit of the Trustee, his successors, the Beneficiary, and its permitted transferees.

          (c) NOTICES. Unless otherwise expressly provided herein, all notices, requests, demands, instructions, documents and other communications to be given hereunder by any party to another shall be in writing, shall be sent to the address/fax number set forth below (provided that any party may at any time change its address for notice or other such information by giving written notice thereof in accordance with this Section), and shall be deemed to be duly given upon the earliest of (i) hand delivery, (ii) the first business day after sending by reputable overnight delivery service for next-day delivery, (ii) the third business day after sending by first class United States mail, postage prepaid, (iv) the time of successful facsimile transmission (or in the event the time of receipt of the fax in the city where the fax is received is not during regular business hours on a business day, then at the customary hour for the opening of business on the next business day), or (v) the date actually received by the other party:

               (x) If to Beneficiary, to the address of the Beneficiary appearing on the records of the Trustee.

               (y)  If to Trustee to:        Rhythms NetConnections Inc.
                                             7737 South Revere Parkway
                                             Englewood, CO 80112-3931
                                             FAX No.:  (303) 706-9564

          (d) COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original but all of which taken together shall constitute one instrument.

          (e) ENFORCEABILITY. If in any judicial proceedings, a court shall refuse to enforce any of the provisions of this Agreement, then such unenforceable provision shall be deemed modified or limited so as to effectuate, to the maximum extent possible, the parties' expressed intent, and if no such modification or limitation could render it enforceable it shall be eliminated from this Agreement, and in any event the remaining provisions of this Agreement shall remain in full force and effect.

          (f) ENTIRE AGREEMENT. This Agreement is the entire agreement of the parties with respect to the subject matter hereof, and supersedes all prior and contemporaneous negotiations, understandings, arrangements and agreements; provided, however, that the Amended and Restated Voting Agreement dated
March 12, 1998 among the Company and certain Beneficiaries shall remain in full force and effect. The Beneficiary represents and warrants that this Agreement is fully integrated and not in need of parol evidence in order to reflect the intention of the parties. Moreover, the Beneficiary acknowledges (i) that it intends the literal words of the Agreement to govern and for all prior and contemporaneous negotiations, drafts and other extrinsic communications to have no significance or evidentiary effect and (ii) that this Agreement has been fully negotiated by the parties and that accordingly it shall be construed "evenly" and not for or against any party. By signing this Agreement, the Beneficiary further acknowledges that it has consulted with legal counsel about the effect of this Section 12(f) and understands its effect.

          (g) COMPENSATION OF TRUSTEE; PAYMENT OF COSTS. The Trustee shall not be entitled to any compensation for his services as Trustee. The Trustee agrees that Beneficiary shall have no obligation to pay to the Trustee any amount whatsoever as fees or in respect to the Trustee's costs or expenses related to this Agreement, except as provided in Sections 5(f) and 12(k). The Trustee will look solely to the Company for reimbursement of any amounts incurred or expended by him in connection with his duties under this Agreement, except as provided in Sections 5(f) and 12(k), and expressly waives any rights which he might otherwise have to charge the trust corpus for any costs, fees or expenses related to this

Agreement, or to withhold any amounts from or set off any amounts against the shares received by him in trust or any distributions thereon.

          (h) AMENDMENT AND MODIFICATION. This Agreement may not be amended, modified or terminated, except with the written consent of the Trustee, holders of 55% in interest of the Shares and a Series A Majority; PROVIDED, however, that the addition of Beneficiaries or Shares after the original date of execution of this Agreement shall not be considered an amendment or modification.

          (i) GOVERNING LAW. This Agreement shall be governed by the internal laws of the State of Delaware without regard to principles of conflict of laws.

          (j) SECTION 218. This Agreement is intended to create a voting trust pursuant to and subject to Section 218 of the Delaware General Corporation Law. If for any reason such voting trust is determined to be invalid or unenforceable, this Agreement and the relationship of the parties hereunder shall be deemed to be and shall be reconstituted as a voting agreement under
Section 218(c), and all provisions of this Agreement shall apply to the maximum extent possible to effectuate the intention of the parties that the substantive provisions hereof shall govern the voting of Shares by or for the parties hereto.

          (k) COSTS AND EXPENSES. If the Beneficiary unsuccessfully challenges all or any portion of this Agreement, or if the Trustee successfully sues the Beneficiary to enforce or confirm this Agreement, the Beneficiary shall be liable for the other party's or parties' attorneys' fees, costs and expenses.
In no event shall the Trustee be liable for the Beneficiary's attorneys' fees, costs and expenses.

          (l) EQUITABLE REMEDIES. Each of the parties hereby acknowledges and agrees that the legal remedies available, in the event the covenants and agreements made in this Agreement are violated, would be inadequate and that any party shall be entitled, without posting any bond or other security, to temporary, preliminary and permanent injunctive relief, specific performance and other equitable remedies in the event of such a violation, in addition to any other remedies which such party may have at law or in equity.


                  [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the Beneficiary has set its hands on the signature page attached hereto, and the Trustee, in token of its acceptance hereby created, has hereunto set its hand.

                              "TRUSTEE"

                              RHYTHMS NETCONNECTIONS INC.

                              By: /s/ Catherine M. Hapka
                                  ----------------------------------------------
                              Its:
                                   ---------------------------------------------

                              "BENEFICIARY"

                              ENRON COMMUNICATIONS GROUP, INC.

                              By: /s/ K. L. Harrison
                                  ----------------------------------------------

                              Its:
                                   ---------------------------------------------


AGREED TO:

"COMPANY"

RHYTHMS NETCONNECTIONS INC.


By: /s/ Catherine M. Hapka
   -------------------------------------

Title:
      ----------------------------------




                     [SIGNATURE PAGE FOR VOTING TRUST AGREEMENT]

                                      Schedule A

                                     BENEFICIARY


ENRON COMMUNICATIONS GROUP, INC.
210 Southwest Morrison Street, Suite 400
Portland, OR  97204




                                      Schedule A

                                      Exhibit A

                               VOTING TRUST CERTIFICATE

                             RHYTHMS NETCONNECTIONS INC.
                                A Delaware Corporation


                               Voting Trust Certificate



Certificate
No. ________                        _________ shares of Series B Preferred Stock


     This certifies that ________________________________________   (or his or
its predecessor in interest) has deposited for transfer in trust to the Trustee of the Rhythms NetConnections Inc. Voting Trust ___________ shares of Series B Preferred Stock, par value $0.001 per share, of Rhythms NetConnections Inc., a Delaware corporation, under a Voting Trust Agreement, dated as of March 12, 1998 by and between Enron Communications Group, Inc., a stockholder of Rhythms NetConnections Inc., and Rhythms NetConnections Inc., as Trustee under said Voting Trust Agreement. This certificate and the interest represented hereby may be transferred only if permitted under the terms of said Voting Trust Agreement and is transferable only on the books of the Trustee upon the execution of said Voting Trust Agreement by such transferee and the presentation and surrender of this certificate duly endorsed for transfer. The holder of this certificate takes the same subject to all the terms and conditions of said Voting Trust Agreement, is entitled to the rights and benefits thereof and is subject to the obligations thereof. A copy of said Voting Trust Agreement may be obtained from the undersigned Trustee.

     IN WITNESS WHEREOF, the Trustee has caused this certificate to be signed this 12th day of March, 1998.


                              RHYTHMS NETCONNECTIONS INC., TRUSTEE


                              By:
                                  ----------------------------------------------
                              Title:
                                     -------------------------------------------